Exhibit 99.1

FOR IMMEDIATE RELEASE

Orion Properties Inc. Announces Third Quarter 2026 Results

- Completed 922,000 Square Feet of Leasing Year-to-Date, Including 143,000 Square Feet in the Third Quarter and 222,000 Square Feet Subsequent to Quarter End -
- Raises 2026 Core FFO Guidance Range and Improves 2026 Net Debt to Adjusted EBITDA Range -
- Declares Dividend for Fourth Quarter 2026 -

Phoenix, AZ, November 5, 2026 -- Orion Properties Inc. (NYSE: ONL) (“Orion” or the “Company”), a fully-integrated real estate investment trust (“REIT”) which owns a diversified portfolio of single-tenant net lease office properties including dedicated use assets located across the United States, announced today its operating results for the third quarter ended September 30, 2026.
Paul McDowell, Orion’s Chief Executive Officer, commented, “We continue to build on the progress from earlier in the year, and remain on pace to lease over one million square feet with approximately 922,000 square feet already completed so far this year. Strongly positive cash rent spreads on third quarter renewals coupled with positive rent spreads overall for the year so far reflect our ability to capture meaningful rent growth as our leases roll. We also further strengthened our balance sheet this year, reducing Net Debt to Annualized Most Recent Quarter Adjusted EBITDA to 5.6x. These results reflect the sustained execution of our strategy and give us confidence in our ability to drive Core FFO per share growth over time. We remain committed to maximizing stockholder value while our strategic options review process continues.”
Third Quarter 2026 Financial Overview
•Total revenues of $35.4 million
•Net loss attributable to common stockholders of $(3.3) million, or $(0.06) per basic and diluted share
•Funds from Operations (“FFO”) of $9.2 million, or $0.16 per diluted share
•Core FFO of $11.4 million, or $0.20 per diluted share
•EBITDA and EBITDAre of $16.4 million and Adjusted EBITDA of $16.5 million
•Net Debt to Annualized Most Recent Quarter Adjusted EBITDA of 5.6x
Financial Results
During the third quarter of 2026, the Company generated total revenues of $35.4 million, as compared to $37.1 million in the same quarter of 2025. The Company’s net loss attributable to common stockholders was $(3.3) million, or $(0.06) per basic and diluted share during the third quarter of 2026, as compared to a net loss attributable to common stockholders of $(69.0) million, or $(1.23) per basic and diluted share in the same quarter of 2025. Core FFO for the third quarter of 2026 was $11.4 million, or $0.20 per diluted share, as compared to $11.0 million, or $0.19 per diluted share in the same quarter of 2025.

Leasing Activity
During the third quarter of 2026, the Company entered into the following lease transactions (square feet in thousands):

Location	Lease Type	Square Feet	Term (Years)	Expected Commencement or Previous Expiration	New Expected Expiration
Salem, Oregon	Renewal	69	3.0	April 2027	April 2030
Tulsa, Oklahoma	New Lease	28	10.6	April 2027	October 2037
Knoxville, Tennessee	Renewal	26	3.0	July 2026	July 2029
Plano, Texas	New Lease	19	10.5	March 2027	September 2037
Covington, Kentucky	New Lease	1	5.0	November 2026	November 2031
Subsequent to quarter end, the Company completed leasing activity of approximately 222,000 square feet, including two new leases for a total of 74,000 square feet with a weighted average lease term of 10.2 years at its property in Plano, Texas, a 10.3-year lease extension for approximately 65,000 square feet at its approximately 156,000 square foot property in Milwaukee, Wisconsin and a 2.0-year lease renewal with the existing single tenant at its approximately 83,000 square foot property in Indianapolis, Indiana.
Disposition Activity
Although no property dispositions were closed during the third quarter of 2026, year-to-date the Company has sold four properties and the 37.4-acre Deerfield, Illinois campus for an aggregate gross sales price of $83.7 million. As of November 5, 2026, the Company has agreements in place to sell three properties for a total gross sales price of $14.4 million, including our proportionate share of the gross sales price of one Unconsolidated Joint Venture property of $4.9 million with proceeds expected to be used to paydown outstanding principal on the Unconsolidated Joint Venture mortgage notes. The Company’s pending sale agreements are subject to a variety of conditions outside of our control, such as the buyer’s satisfactory completion of its due diligence and therefore, it cannot provide any assurance the transactions will close on the agreed upon price or other terms, or at all.
Real Estate Portfolio
As of September 30, 2026, the Company’s real estate portfolio consisted of 57 Operating Properties. Annualized Base Rent was $107.0 million, with 67.8% of Annualized Base Rent derived from Investment-Grade Tenants and 40.6% derived from properties deemed to be Dedicated Use Assets, or DUAs. The Company’s Occupancy Rate was 78.3% and the Weighted Average Remaining Lease Term was 6.1 years.
Balance Sheet and Liquidity
As of September 30, 2026, the Company had principal outstanding of $436.5 million, comprised of:
•$316.5 million securitized mortgage loan (the “CMBS Loan”)
•$102.0 million under the Company’s credit facility revolver
•$18.0 million mortgage loan secured by the Company’s San Ramon, California property (the “San Ramon Loan”)
The credit facility revolver maturity date is February 18, 2028, subject to two six-month borrower extension options until February 18, 2029 if we satisfy certain conditions. The Company’s maximum borrowing capacity under the credit facility revolver is $215.0 million and amounts borrowed by the Company may be prepaid and re-borrowed from time to time. The Company’s outstanding borrowings under the credit facility revolver bear interest at a floating rate of SOFR plus a margin of 2.75%. During August 2026, the Company entered into an interest rate cap agreement for the credit facility revolver. Under the agreement, the Daily Simple SOFR is capped at 4.25% on a total notional amount of $50.0 million effective from August 7, 2026 to August 7, 2027. The credit facility revolver is a senior secured fully recourse borrowing facility.
The interest rate on the CMBS Loan is fixed at 4.971% and the CMBS Loan is scheduled to mature on February 11, 2029, subject to two borrower extension options for a total of 18 months if certain conditions have been satisfied. Subject to customary exceptions, the CMBS Loan is a non-recourse loan and is secured by first-priority mortgages on 18 of the Company’s owned properties.
As of September 30, 2026, the Company had $177.2 million of liquidity, comprising $64.2 million of cash and cash equivalents and restricted cash as well as $113.0 million of available capacity on the Company’s credit facility revolver.

Dividend
On November 4, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.02 per share for the fourth quarter of 2026, payable on January 15, 2027 to stockholders of record as of December 31, 2026.
Strategic Options Review Process
On January 26, 2026, the Company announced a review of strategic options. The review of strategic options has included, among other things, the consideration of potential merger targets, the potential sale of the Company, and continuing to operate as an independent publicly traded entity. As of November 5, 2026, the strategic options review process remains ongoing and despite the length of time of the review to date, we continue to believe it is in stockholders’ interest to see that work through to its reasonable conclusion. In addition to the ongoing challenges surrounding our asset class, macroeconomic events, including the significant rise in Treasury rates, have made that work more challenging and have further slowed the process. We are moving as expeditiously as possible to ensure we have explored all potentially viable options available to the Company, however, we can offer no assurance that the strategic options review process will result in Orion pursuing any particular transaction or other strategic outcome.
2026 Outlook
The Company is providing the following updated guidance estimates for 2026.

	Prior 2026 Guidance	Improved 2026 Guidance
Core FFO per share	$0.72 - $0.77	$0.75 - $0.78
Net Debt to Adjusted EBITDA	6.0x - 6.8x	5.8x - 6.4x
The Company’s 2026 General and Administrative Expense guidance range of $19.8 million to $20.8 million is unchanged from the previous quarter.
The Company’s 2026 General and Administrative Expense estimates include our normal budget for professional fees for the fourth quarter plus our expectations for incremental spend for the ongoing strategic review process. The Company’s guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in the Company’s filings with the SEC. The Company reminds investors that its guidance estimates include assumptions with regard to its shift in portfolio concentration towards more dedicated use assets, rent receipts and property operating expense reimbursements, the amount and timing of acquisitions, dispositions, leasing transactions, capital expenditures, interest rate fluctuations and expected borrowings, the cost of the Company’s ongoing strategic review process and other factors. These assumptions are uncertain and difficult to accurately predict and actual results may differ materially from our estimates. See “Forward-Looking Statements” below.

Webcast and Conference Call Information
Orion will host a webcast and conference call to review its results at 10:00 a.m. ET on Friday, November 6, 2026. The webcast and call will be hosted by Paul McDowell, Chief Executive Officer and President, and Gavin Brandon, Chief Financial Officer, Executive Vice President and Treasurer. To participate, the webcast can be accessed live by visiting the “Investors” section of Orion’s website at onlreit.com/investors. To join the conference call, callers from the United States and Canada should dial 1-844-539-3703, and international callers should dial 1-412-652-1273, ten minutes prior to the scheduled call time.
Replay Information
A replay of the webcast may be accessed by visiting the “Investors” section of Orion’s website at onlreit.com/investors. The conference call replay will be available after 1:00 p.m. ET on Friday, November 6, 2026 through 11:59 p.m. ET on Friday, November 20, 2026. To access the replay, callers may dial 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and use passcode, 13762320.
Non-GAAP Financial Measures
To supplement the presentation of the Company’s financial results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release and the accompanying supplemental information as of and for the quarter ended September 30, 2026 (the “Supplemental Information Package”) contain certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, Funds Available for Distribution (“FAD”), Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”), and Adjusted EBITDA. Please see the attachments to this press release for how the Company defines these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP measure.
About Orion Properties Inc.
Orion Properties Inc. is an internally-managed real estate investment trust engaged in the ownership, acquisition and management of a diversified portfolio of office properties located in high-quality suburban markets across the United States and leased primarily on a single-tenant net lease basis to creditworthy tenants. The Company’s portfolio is comprised of traditional office properties, as well as governmental, medical office, flex/laboratory and R&D and flex/industrial properties. As part of its investment strategy, the Company intends to shift its portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets. The Company was founded on July 1, 2021, spun-off from Realty Income (NYSE: O) on November 12, 2021 and began trading on the New York Stock Exchange on November 15, 2021. The Company is headquartered in Phoenix, Arizona and has an office in New York, New York. For additional information on the Company and its properties, please visit onlreit.com.
Investor Relations Contact:
Email: investors@onlreit.com
Phone: 602-675-0338

About the Data
This data and other information described herein are as of and for the three and nine months ended September 30, 2026, unless otherwise indicated. Future performance may not be consistent with past performance and is subject to change and inherent risks and uncertainties. This information should be read in conjunction with the consolidated financial statements and the Management's Discussion and Analysis of Financial Condition and Results of Operations sections contained in Orion Properties Inc.'s (the "Company," "Orion," "us," "our" and "we") Quarterly Reports on Form 10-Q for the periods ended September 30, 2026, June 30, 2026 and March 31, 2026 and Annual Report on Form 10-K for the year ended December 31, 2025.
Unconsolidated Joint Venture
The Company accounts for its investment in the Unconsolidated Joint Venture under the equity method of accounting and during the year ended December 31, 2025, its share of cumulative losses, including impairment losses, exceeded the carrying amount of its investment. Accordingly, the Company has suspended recognition of its share of additional losses from the Unconsolidated Joint Venture and no contingent liabilities have been recorded related to the Unconsolidated Joint Venture as of and for the three and nine months ended September 30, 2026. Additionally, since January 1, 2026, the Company has been recording management fees from the Unconsolidated Joint Venture and interest income on its member loan to the Unconsolidated Joint Venture (the "Member Loan") on a cash basis rather than an accrual basis. The Company recognized $0.2 million and $0.5 million of management fees from the Unconsolidated Joint Venture during the three and nine months ended September 30, 2026, respectively, and $0.2 million of interest on the Member Loan during the nine months ended September 30, 2026. No interest on the Member Loan was recognized during the three months ended September 30, 2026. The Company recognized $0.2 million and $0.6 million of management fees from the Unconsolidated Joint Venture during the three and nine months ended September 30, 2025, respectively, and $0.3 million and $0.8 million of interest on the Member Loan during the three and nine months ended September 30, 2025, respectively.

Definitions
Annualized Base Rent ("ABR") is the monthly aggregate cash amount charged to tenants under our leases (including monthly base rent receivables and certain fixed contractually obligated reimbursements by our tenants), as of the final date of the applicable period, multiplied by 12. Annualized Base Rent is not indicative of future performance.
Dedicated Use Asset is a property that includes a substantial specialized use component such as government, medical, laboratory and research and development, and flex operations, where tenants perform work that cannot be replicated from home or relocated to a generic office setting, and would therefore not be considered a traditional office property.
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre") and Adjusted EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. ("Nareit"), an industry trade group, has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate. Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity and gains or losses from disposition of real estate assets. For periods prior to January 1, 2026, we also adjust for our proportionate share of EBITDAre adjustments related to the Unconsolidated Joint Venture. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Adjusted EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Adjusted EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as transaction related expenses. We also exclude certain non-cash items such as impairments of intangible and right-of-use assets, changes in fair value of derivatives not designated as hedging instruments, gains or losses on the extinguishment or forgiveness of debt, amortization of intangibles, above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities and, for periods prior to January 1, 2026, our proportionate share of Adjusted EBITDA adjustments related to the Unconsolidated Joint Venture. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDAre and Adjusted EBITDA should not be considered as an alternative to net income (loss), as determined under GAAP. The Company uses Adjusted EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. EBITDAre and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
Funds Available for Distribution ("FAD")
Funds available for distribution, as defined by the Company, represents Core FFO, as defined below, modified to exclude capital expenditures and leasing costs, as well as certain non-cash items such as amortization of above-market leases, net of amortization of below-market lease liabilities, straight-line rental revenue, and, for periods prior to January 1, 2026, our proportionate share of FAD adjustments related to the Unconsolidated Joint Venture and amortization of the Unconsolidated Joint Venture basis difference. Management believes that adjusting these items from Core FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides useful information regarding the Company's ability to fund its dividend.
However, not all REITs calculate FAD and those that do may not calculate FAD the same way, so comparisons with other REITs may not be meaningful. FAD should not be considered as an alternative to net income (loss) or cash flow provided by (used in) operating activities as determined under GAAP.
Nareit Funds from Operations ("Nareit FFO" or "FFO") and Core Funds from Operations ("Core FFO")
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as FFO, which we believe to be an appropriate supplemental performance measure to reflect the operating performance of the Company. FFO is not equivalent to our net income (loss) as determined under GAAP.
Nareit defines FFO as net income (loss) computed in accordance with GAAP adjusted for gains or losses from disposition of real estate assets, depreciation and amortization of real estate assets, impairment write-downs on real estate and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. For periods prior to January 1, 2026, we also adjust for our proportionate share of FFO adjustments related to the Unconsolidated Joint Venture. We calculate FFO in accordance with Nareit's definition described above.
In addition to FFO, we use Core FFO as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. Core FFO, as defined by the Company, excludes from FFO items that we believe do not reflect the ongoing operating performance of our business such as transaction related expenses, amortization of deferred financing costs, amortization of deferred lease incentives, net, equity-based compensation, amortization of premiums and discounts on debt, net, gains or losses on extinguishment of swaps and/or debt, changes in fair value of derivatives not designated as hedging instruments, and, for periods prior to January 1, 2026, our proportionate share of Core FFO adjustments related to the Unconsolidated Joint Venture.
We believe that FFO and Core FFO allow for a comparison of the performance of our operations with other publicly-traded REITs, as FFO and Core FFO, or a substantially similar measure, are routinely reported by publicly-traded REITs, each adjust for items that we believe do not reflect the ongoing operating performance of our business and we believe are often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and Core FFO, in addition to net income (loss), as determined under GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and Core FFO the same way, so comparisons with other REITs may not be meaningful. FFO and Core FFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate Core FFO and its use as a non-GAAP financial performance measure.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. For periods prior to January 1, 2026, Adjusted Principal Outstanding includes the Company's proportionate share of the Unconsolidated Joint Venture's outstanding principal debt balance. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined under GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and, for periods prior to January 1, 2026, the Company's proportionate share of the Unconsolidated Joint Venture's cash and cash equivalents. Beginning January 1, 2026, the Company has revised its definition and calculation of Net Debt to also add restricted cash to the amounts that reduce the Company's Adjusted Principal Outstanding under debt obligations. This change in definition has also been applied retrospectively for comparison purposes and, for periods prior to January 1, 2026, also includes the Company's proportionate share of restricted cash from the Unconsolidated Joint Venture. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Operating Income ("NOI"), Cash NOI, Trailing NOI and Trailing Cash NOI
NOI is a non-GAAP performance measure used to evaluate the operating performance of a real estate company. NOI represents total revenues less property operating expenses and excludes fee revenue earned for services to the Unconsolidated Joint Venture, impairment, depreciation and amortization, general and administrative expenses, and transaction related expenses. Cash NOI excludes the impact of certain GAAP adjustments included in rental revenue, such as straight-line rental revenue, amortization of above-market intangible lease assets and below-market lease intangible liabilities, and amortization of deferred lease incentives. For periods prior to January 1, 2026, Cash NOI includes the proportionate share of such amounts from properties owned by the Unconsolidated Joint Venture. Trailing NOI and Trailing Cash NOI represent trailing 12-month NOI and Cash NOI, calculated for the most recent 12-month period as of the applicable date. It is management's view that NOI and Cash NOI provide investors relevant and useful information because it reflects only income and operating expense items that are incurred at the property level and presents them on an unleveraged basis. NOI and Cash NOI should not be considered as an alternative to operating income in accordance with GAAP. Further, NOI and Cash NOI may not be comparable to similarly titled measures of other companies.
Non-Operating Properties refers to all properties owned and consolidated by the Company as of the applicable date which have been excluded from Operating Properties due to the properties being vacant and repositioned, redeveloped, developed or held for sale.
Unconsolidated Joint Venture means the Company's investment in an unconsolidated joint venture with an affiliate of Arch Street Capital Partners, LLC.

Forward-Looking Statements
Information set forth herein includes "forward-looking statements" which reflect the Company's expectations and projections regarding future events and plans, future financial condition, results of operations, liquidity and business, including leasing and occupancy, acquisitions, dispositions, rent receipts, expected borrowings and financing costs and the payment of future dividends. Generally, the words "anticipates," "assumes," "believes," "continues," "could," "estimates," "expects," "goals," "intends," "may," "plans," "projects," "seeks," "should," "targets," "will," "guidance," variations of such words and similar expressions identify forward-looking statements. These forward-looking statements are based on information currently available to the Company and involve a number of known and unknown assumptions and risks, uncertainties and other factors, which may be difficult to predict and beyond the Company's control, that could cause actual events and plans or could cause the Company's business, 2026 financial outlook, financial condition, liquidity and results of operations to differ materially from those expressed or implied in the forward-looking statements. These factors include, among other things, those discussed below. Information regarding historical rent collections should not serve as an indicator of future rent collections. We disclaim any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as may be required by law.
The following are some, but not all, of the assumptions, risks, uncertainties and other factors that could cause the Company's actual results to differ materially from those presented in the forward-looking statements:
•the risk of increases in interest rates, including that the value of our assets may decline, our borrowing costs have increased and may continue to do so and we may be unable to extend or refinance our debt obligations on favorable terms and in a timely manner, or at all;
•the risk of inflation, including that our operating costs, such as insurance premiums, utilities, real estate taxes, capital expenditures and repair and maintenance costs, may rise;
•conditions associated with the global market, including an oversupply of office space, tenant credit risk and general economic conditions and geopolitical conditions;
•our strategic review process is and will continue to be costly and time-consuming and may not result in a transaction, and any transaction that occurs may not increase stockholder value;
•the risk that our strategic review process may disrupt our operations, divert management's attention and create uncertainty for tenants, employees and counterparties;
•the risk that disruption in macroeconomic and general economic conditions could adversely impact our lenders, tenants and prospective tenants, and cause them to reduce or decline to do business with us or fail to meet their obligations to us;
•the extent to which changes in workplace practices and office space utilization, including remote and hybrid work arrangements, and changes in government budgetary priorities, will continue and the impact that may have on demand for office space at our properties;
•our ability to acquire new properties, convert certain vacant properties to multi-tenant use and sell non-core assets on favorable terms and in a timely manner, or at all;
•risks associated with acquisitions, including the risk that we may not be in a position, or have the opportunity in the future, to make suitable property acquisitions on advantageous terms and/or that such acquisitions will fail to perform as expected;
•our assumptions concerning tenant utilization and renewal probability of Dedicated Use Assets, and our ability to successfully execute on our strategy to shift our portfolio concentration over time away from traditional office properties, towards more Dedicated Use Assets;
•our ability to comply with the terms of our credit agreements or to meet the debt obligations on our properties;
•our ability to access the capital markets to raise additional equity or refinance maturing debt on favorable terms and in a timely manner, or at all;
•changes in the real estate industry and in performance of the financial markets and interest rates and our ability to effectively hedge against interest rate changes;
•the risk of tenants defaulting on their lease obligations, which is heightened due to our focus on single-tenant properties;
•our ability to renew leases with existing tenants or re-let vacant space to new tenants on favorable terms and in a timely manner, or at all;
•the cost of rent concessions, tenant improvement allowances and leasing commissions;
•the potential for termination of existing leases pursuant to tenant termination rights;
•the amount, growth and relative inelasticity of our expenses;
•risks associated with the ownership and development of real property;

•risks accompanying our investment in and the management of OAP/VER Venture, LLC (the "Unconsolidated Joint Venture"), our unconsolidated joint venture, in which we hold a non-controlling ownership interest, including that the Unconsolidated Joint Venture may be unable to repay all or any portion of its mortgage debt obligations which experienced a payment default at maturity during February 2026, or complete the disposition or refinancing of any of the six joint venture properties on favorable terms or in a timely manner, or at all, or that the lenders may seek to enforce their foreclosure or other remedies due to the debt being beyond its initially stated maturity, and we may be unable to recover our original investment in the Unconsolidated Joint Venture, which we have written down to zero or, in the case of the Member Loan, fully reserved accordingly;
•our ability to close pending real estate transactions, which may be subject to conditions that are outside of our control;
•we may change our dividend policy at any time, and therefore the amount, timing and continued payment of dividends are not assured;
•our properties may be subject to impairment charges;
•risks resulting from losses in excess of insured limits or uninsured losses;
•risks associated with the potential volatility of our common stock; and
•the risk that we may fail to maintain our income tax qualification as a real estate investment trust.
Additional factors that may affect future results are contained in the Company's filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

ORION PROPERTIES INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	September 30, 2026	December 31, 2025
Assets
Real estate investments, at cost:
Land	$167,254	$176,532
Buildings, fixtures and improvements	962,663	976,676
Total real estate investments, at cost	1,129,917	1,153,208
Less: accumulated depreciation	204,111	195,042
Total real estate investments, net	925,806	958,166
Accounts receivable, net	44,553	35,333
Intangible lease assets, net	74,054	75,947
Cash and cash equivalents	13,731	22,362
Restricted cash	50,450	38,277
Real estate assets held for sale, net	—	12,803
Other assets, net	27,956	27,614
Total assets	$1,136,550	$1,170,502

Liabilities and Equity
Mortgages payable, net	$331,955	$371,957
Credit facility revolver	102,000	92,000
Accounts payable and accrued expenses	26,860	40,219
Below-market lease liabilities, net	16,964	18,449
Distributions payable	1,141	1,208
Other liabilities, net	27,254	22,154
Total liabilities	506,174	545,987

Common stock	57	56
Additional paid-in capital	1,153,510	1,151,644
Accumulated other comprehensive loss	—	(5)
Accumulated deficit	(524,436)	(528,482)
Total stockholders' equity	629,131	623,213
Non-controlling interest	1,245	1,302
Total equity	630,376	624,515
Total liabilities and equity	$1,136,550	$1,170,502

ORION PROPERTIES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Rental	$35,235	$36,918	$105,467	$111,817
Fee income from Unconsolidated Joint Venture	198	204	541	611
Total revenues	35,433	37,122	106,008	112,428
Operating expenses:
Property operating	14,282	17,284	41,542	49,629
General and administrative	4,735	4,607	14,486	14,341
Depreciation and amortization	12,518	14,709	39,197	45,659
Impairments	—	63,698	6,296	84,910
Transaction related	120	114	691	253
Total operating expenses	31,655	100,412	102,212	194,792
Other (expenses) income:
Interest expense, net	(7,099)	(7,880)	(21,679)	(24,052)
Gain on disposition of real estate assets	—	3,265	28,826	4,156
Loss on extinguishment of debt, net	—	—	(532)	—
Other income	117	317	423	974
Other expenses	—	(1,116)	(3,320)	(1,224)
Recovery of reserve on Member Loan	—	—	439	—
Equity in loss of Unconsolidated Joint Venture, net	—	(256)	—	(773)
Total other (expenses) income, net	(6,982)	(5,670)	4,157	(20,919)
(Loss) income before taxes	(3,204)	(68,960)	7,953	(103,283)
Provision for income taxes	(69)	(67)	(211)	(200)
Net (loss) income	(3,273)	(69,027)	7,742	(103,483)
Net income attributable to non-controlling interest	(11)	(8)	(25)	(16)
Net (loss) income attributable to common stockholders	$(3,284)	$(69,035)	$7,717	$(103,499)

Weighted average common shares outstanding - basic	57,045	56,313	56,853	56,204
Weighted average common shares outstanding - diluted	57,045	56,313	57,594	56,204

Net (loss) income per share attributable to common stockholders - basic	$(0.06)	$(1.23)	$0.14	$(1.84)
Net (loss) income per share attributable to common stockholders - diluted	$(0.06)	$(1.23)	$0.13	$(1.84)

ORION PROPERTIES INC.
FFO, CORE FFO AND FAD
(In thousands, except for per share data) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(3,284)	$(69,035)	$7,717	$(103,499)
Adjustments:
Depreciation and amortization of real estate assets	12,480	14,681	39,086	45,566
Gain on disposition of real estate assets	—	(3,265)	(28,826)	(4,156)
Impairment of real estate	—	63,698	6,296	84,910
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	474	—	1,418
FFO attributable to common stockholders	$9,196	$6,553	$24,273	$24,239
Transaction related	120	114	691	253
Amortization of deferred financing costs	1,081	933	2,854	2,767
Amortization of deferred lease incentives, net	207	175	590	394
Equity-based compensation, net	804	852	2,388	2,378
Loss on extinguishment of debt, net	—	—	532	—
Other adjustments, net	41	2,366	3,660	3,045
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	14	—	42
Core FFO attributable to common stockholders	$11,449	$11,007	$34,988	$33,118
Amortization of above and below market leases, net	(279)	(312)	(903)	(987)
Straight-line rental revenue	(3,109)	(4,898)	(4,277)	(11,048)
Unconsolidated Joint Venture basis difference amortization	—	114	—	341
Capital expenditures and leasing costs	(6,943)	(18,283)	(34,446)	(42,196)
Other adjustments, net	164	66	509	207
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	27	—	66
FAD attributable to common stockholders	$1,282	$(12,279)	$(4,129)	$(20,499)

Weighted average common shares outstanding - basic	57,045	56,313	56,853	56,204
Effect of weighted average dilutive securities (1)	986	530	741	56
Weighted average common shares outstanding - diluted	58,031	56,843	57,594	56,260

FFO attributable to common stockholders per diluted share	$0.16	$0.12	$0.42	$0.43
Core FFO attributable to common stockholders per diluted share	$0.20	$0.19	$0.61	$0.59
FAD attributable to common stockholders per diluted share	$0.02	$(0.22)	$(0.07)	$(0.36)
____________________________________
(1)Dilutive securities include unvested restricted stock units net of assumed repurchases in accordance with the treasury stock method and exclude performance-based restricted stock units for which the performance thresholds have not been met by the end of the applicable reporting period. Such dilutive securities are not included when calculating net loss per diluted share applicable to the Company for the periods presented above, as the effect would be antidilutive.

ORION PROPERTIES INC.
EBITDA, EBITDAre AND ADJUSTED EBITDA
(In thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net (loss) income attributable to common stockholders	$(3,284)	$(69,035)	$7,717	$(103,499)
Adjustments:
Interest expense, net	7,099	7,880	21,679	24,052
Depreciation and amortization	12,518	14,709	39,197	45,659
Provision for income taxes	69	67	211	200
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	1,004	—	2,989
EBITDA	$16,402	$(45,375)	$68,804	$(30,599)
Gain on disposition of real estate assets	—	(3,265)	(28,826)	(4,156)
Impairment of real estate	—	63,698	6,296	84,910
EBITDAre	$16,402	$15,058	$46,274	$50,155
Transaction related	120	114	691	253
Amortization of above and below market leases, net	(279)	(312)	(903)	(987)
Amortization of deferred lease incentives, net	207	175	590	394
Loss on extinguishment of debt, net	—	—	532	—
Other adjustments, net	41	2,366	3,660	3,045
Proportionate share of Unconsolidated Joint Venture adjustments for items above, as applicable	—	(7)	—	(22)
Adjusted EBITDA	$16,491	$17,394	$50,844	$52,838

ORION PROPERTIES INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Interest expense - as reported	$7,099	$7,880	$21,679	$24,052
Adjustments:
Amortization of deferred financing costs and other non-cash charges	(1,081)	(933)	(2,854)	(2,767)
Proportionate share of Unconsolidated Joint Venture Interest Expense, excluding non-cash amortization	—	516	—	1,528
Interest Expense, excluding non-cash amortization	$6,018	$7,463	$18,825	$22,813

	Three Months Ended September 30,		Nine Months Ended September 30,
Interest Coverage Ratio	2026	2025	2026	2025
Interest Expense, excluding non-cash amortization (1)	$6,018	$7,463	$18,825	$22,813
Adjusted EBITDA (2)	16,491	17,394	50,844	52,838
Interest Coverage Ratio	2.74x	2.33x	2.70x	2.32x

Fixed Charge Coverage Ratio
Interest Expense, excluding non-cash amortization (1)	$6,018	$7,463	$18,825	$22,813
Proportionate share of Unconsolidated Joint Venture adjustments for secured debt principal amortization	—	146	—	433
Total fixed charges	6,018	7,609	18,825	23,246
Adjusted EBITDA (2)	16,491	17,394	50,844	52,838
Fixed Charge Coverage Ratio	2.74x	2.29x	2.70x	2.27x
____________________________________
(1)Refer to the Statements of Operations for interest expense calculated in accordance with GAAP and to the Supplemental Information Package for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Refer to the Statements of Operations for net income (loss) calculated in accordance with GAAP and to the EBITDA, EBITDAre and Adjusted EBITDA section above for the required reconciliation to the most directly comparable GAAP financial measure.

Net Debt	September 30, 2026	December 31, 2025
Mortgages payable, net	$331,955	$371,957
Credit facility revolver	102,000	92,000
Total debt - as reported	433,955	463,957
Deferred financing costs, net	2,539	1,043
Principal Outstanding	436,494	465,000
Proportionate share of Unconsolidated Joint Venture Principal Outstanding	—	25,753
Adjusted Principal Outstanding	436,494	490,753
Cash and cash equivalents	(13,731)	(22,362)
Restricted cash	(50,450)	(38,277)
Proportionate share of Unconsolidated Joint Venture cash and cash equivalents	—	(495)
Proportionate share of Unconsolidated Joint Venture restricted cash	—	(1,580)
Net Debt	$372,313	$428,039

ORION PROPERTIES INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

	September 30, 2026	December 31, 2025
Total real estate investments, at cost - as reported	$1,129,917	$1,153,208
Adjustments:
Gross intangible lease assets	248,873	250,204
Gross intangible lease liabilities	(38,660)	(38,660)
Non-Operating Properties total real estate investments, at cost	—	(11,113)
Proportionate share of Unconsolidated Joint Venture Gross Real Estate Investments (1)	—	29,118
Gross Real Estate Investments	$1,340,130	$1,382,757

	September 30, 2026	December 31, 2025
Net Debt Ratios
Net Debt (1)	$372,313	$428,039
Annualized Most Recent Quarter Adjusted EBITDA	65,964	64,476
Net Debt to Annualized Most Recent Quarter Adjusted EBITDA Ratio	5.64x	6.64x

Net Debt (1)	$372,313	$428,039
Annualized Year-to-Date Adjusted EBITDA (2)	67,792	68,957
Net Debt to Annualized Year-to-Date Adjusted EBITDA Ratio (2)	5.49x	6.21x

Net Debt (1)	$372,313	$428,039
Gross Real Estate Investments (1)	1,340,130	1,382,757
Net Debt Leverage Ratio	27.8%	31.0%
____________________________________
(1)Refer to the Balance Sheets for total debt and real estate investments, at cost calculated in accordance with GAAP and to the table above for the required reconciliation to the most directly comparable GAAP financial measure.
(2)Year-to-date Adjusted EBITDA for December 31, 2025 has not been annualized for the purpose of this calculation.

ORION PROPERTIES INC.
CORE FUNDS FROM OPERATIONS PER DILUTED SHARE - 2026 GUIDANCE
(Unaudited)

The Company expects its 2026 Core FFO per diluted share to be in a range between $0.75 and $0.78. This guidance assumes:
• Net Debt to Adjusted EBITDA: 5.8x to 6.4x
• General & Administrative Expenses: $19.8 million to $20.8 million
The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the SEC.
The Company does not provide a reconciliation of Net Debt to Adjusted EBITDA guidance to the most directly comparable GAAP measure, due to the inherent difficulty and uncertainty in quantifying certain adjustments primarily related to the Company’s debt obligations and restricted cash balances. The impact of such adjustments could be significant and cannot be presented without unreasonable efforts.

	Low	High
Diluted net income per share attributable to common stockholders	$0.01	$0.04
Gain on disposition of real estate assets, net	(0.50)	(0.50)
Depreciation and amortization of real estate assets	0.90	0.90
Impairment of real estate	0.11	0.11
FFO attributable to common stockholders per diluted share	0.52	0.55
Adjustments (1)	0.23	0.23
Core FFO attributable to common stockholders per diluted share	$0.75	$0.78
____________________________________
(1)Includes transaction related expenses, amortization of deferred lease incentives, net, amortization of deferred financing costs, equity-based compensation, loss on extinguishment of debt and other adjustments to Core FFO that do not reflect the ongoing performance of the Company.